Exhibit 4.2

INDENTURE

among

THE TORONTO-DOMINION BANK

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

Dated as of [    ], 2016

Subordinated Debt Securities

CROSS REFERENCE SHEET(1)

Provisions of the U.S. Trust Indenture Act of 1939, as amended, and Indenture to be dated as of [    ], 2016, among THE TORONTO-DOMINION BANK and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee, and COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08 and 6.10 (a), (b) and (d)
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.01
312(b)	4.02
312(c)	4.02
313(a)	4.04
313(b)(1)	Inapplicable
313(b)(2)	4.04
313(c)	4.04
313(d)	4.04
314(a)	4.03
314(b)	Inapplicable
314(c)(1) and (2)	13.06
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	13.06
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and (b)
318(a)	13.08

(1)	This Cross Reference Sheet is not part of the Indenture.

i

THIS INDENTURE, dated as of [    ], 2016 among THE TORONTO-DOMINION BANK, a financial institution governed by the Bank Act (Canada) (the “Issuer”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a trust company organized under the laws of the United States, as U.S. Trustee (the “U.S. Trustee”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized under the laws of Canada, and having its head office in the City of Toronto, as Canadian Trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees” and each, a “Trustee”).

W I T N E S S E T H:

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE: In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustees mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the definitions of which in the U.S. Securities Act of 1933, as amended (the “Securities Act”), are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture.

All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, including the accounting requirements applicable to the Issuer, and, except as otherwise herein expressly provided, the term “International Financial Reporting Standards” means such accounting principles as are generally accepted at the time of any computation.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Authenticating Agent” shall have the meaning set forth in Section 6.14.

“Authorized Publication” means, with respect to notice to the Holders of any Unregistered Securities, any publication of such notice in a newspaper authorized by either Trustee or any other publication or notice in lieu thereof which is made or given with the approval of either Trustee, in each case, in such manner as deemed appropriate by such Trustee.

“bank debentures” means instruments evidencing unsecured indebtedness of the Issuer issued in accordance with the provisions of the Bank Act (Canada), and includes the Debentures and debentures of the Issuer issued and certified under the trust indenture made as of May 2, 1967, and indentures supplemental to such trust indenture between the Issuer and Computershare Trust Company of Canada (formerly, Canada Permanent Trust Company).

“Board of Directors” means either (i) the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf or (ii) one or more duly authorized officers of the Issuer to whom the Board of Directors of the Issuer or a committee thereof has delegated the authority to act with respect to the matters contemplated by this Indenture.

“Board Resolution” means (i) a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, or (ii) a certificate signed by the authorized officer or officers of the Issuer to whom the Board of Directors of the Issuer or a committee thereof has delegated its authority (as described in the definition of Board of Directors), and in each case, and delivered to the Trustees.

“Business Day” means, with respect to any Security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto, or as otherwise specified in accordance with Section 2.03.

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to Section 6.10, and thereafter “Canadian Trustee” shall mean such successor Person. If at any time there is more than one such Person, “Canadian Trustee” as used with respect to the Securities of any Series shall mean the Canadian trustee with respect to the Securities of such Series.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Corporate Trust Office” means, with respect to a Trustee, the office of such Trustee at which the corporate trust business of such Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in (i) Highland Ranch, Colorado, with respect to the U.S. Trustee, and (ii) Toronto, Ontario, with respect to the Canadian Trustee or such other address as the U.S. Trustee or Canadian Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor U.S. Trustee or Canadian Trustee (or such other address as such successor U.S. Trustee or Canadian Trustee may designate from time to time by notice to the Holders and the Issuer).

“Coupon” means any interest coupon appertaining to a Security.

“covenant defeasance” shall have the meaning set forth in Section 10.01(c).

“Debentures” means the debentures of the Issuer, which shall constitute subordinated indebtedness of the Issuer for the purposes of the Bank Act (Canada), issued or to be issued hereunder for the time being outstanding and entitled to the benefits hereof.

“Depositary” means, with respect to the Securities of any Series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such Series shall mean the Depositary with respect to the Registered Global Securities of that Series.

“Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Early Payment Restrictions” shall have the meaning set forth in Section 5.13.

“Event of Default” means any event or condition specified as such in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency issued by the government of a country other than the United States reasonably acceptable to the U.S. Trustee (or any currency unit comprised of such currencies).

“Existing Trust Indentures” means, collectively, (i) the trust indenture, dated as of May 2, 1967, between the Issuer and Computershare Trust Company of Canada (formerly, Canada Permanent Trust Company), as amended and supplemented from time to time, and (ii) the trust indenture, dated as of November 1, 2005, between the Issuer and Computershare Trust Company of Canada, as amended and supplemented from time to time.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the Security register kept by the Issuer for that purpose in accordance with the terms hereof and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

“Income Tax Act (Canada)” shall mean the Income Tax Act, R.S.C. 1985 (5th Supp.), as amended, and the regulations promulgated thereunder.

“incorporated provision” shall have the meaning set forth in Section 13.08.

“Indebtedness” of the Issuer at any time means all obligations which in accordance with generally accepted accounting practice would be included in determining the total liabilities of the Issuer at such time and includes without limitation:

(i)	all deposit liabilities of the Issuer;

(ii)	all liabilities of the Issuer to the Bank of Canada;

(iii)	all liabilities of the Issuer under or in respect of acceptances, guarantees and letters of credit;

(iv)	all liabilities or obligations of the Issuer with respect to:

(a)	any funds collected by it,

(b)	any cheque, note, money order, receipt, draft or bill of exchange issued, accepted or endorsed by the Issuer,

(c)	any obligation of the Issuer to purchase or repurchase securities or loans, or any interest or participation in any thereof,

(d)	any lease of real or personal property, purchase money security agreement or similar instrument or any other obligation, undertaking or agreement relating to real or personal property,

(e)	any guarantee or similar obligation which may be incidental or usual in carrying on the business of the Issuer or which may otherwise be permitted by law including the guarantee of indebtedness of any corporation in which the Issuer has a financial interest,

(f)	any transaction in the nature of an extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by the Issuer for the account of a third party,

(g)	any transaction in which the Issuer acts solely in an agency capacity, and

(h)	bank debentures.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

“Issuer” means (except as otherwise provided in Article VI) The Toronto-Dominion Bank, a financial institution governed by the Bank Act (Canada) and, subject to Article IX, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by an Officer.

“Judgment Currency” shall have the meaning set forth in Section 13.13.

“mandatory sinking fund payment” shall have the meaning set forth in Section 11.05.

“Market Exchange Rate” shall have the meaning set forth in Section 13.12.

“New York Banking Day” shall have the meaning set forth in Section 13.13.

“Officer” means, with respect to the Issuer, any one of the following: the Chairman of the Board, the President and the Chief Executive Officer, a Vice Chair, a Vice President, an Associate Vice President, the Chief Financial Officer or the Corporate Secretary or any other person authorized by the Board of Directors to execute certain documents or perform certain functions on behalf of the Issuer.

“Officer’s Certificate” means a certificate (i) signed by an Officer and (ii) delivered to the Trustees. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 13.06.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Issuer who may be an employee of or counsel to the Issuer. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 13.06.

“Optional sinking fund payment” shall have the meaning set forth in Section 11.05.

“Original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01 and that is so designated by an Officer.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by either Trustee, or both under this Indenture, except:

(a) Securities theretofore cancelled by a Trustee or delivered to a Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.01) in the necessary amount shall have been deposited in trust with either Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own Paying Agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to such Trustee shall have been made for giving such notice; and

(c) Securities which shall have been paid or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to either Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or any premium or interest on any Securities on behalf of the Issuer.

“Periodic Offering” means an offering of Securities of a Series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include premium, if any, and any other cash amounts payable under the Indenture, and the delivery of securities under the terms of the Securities.

“record date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 11.02.

“Registered Global Security” means a Security evidencing all or a part of a Series of Registered Securities, issued to the Depositary for such Series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Security” means any Security registered on the Security register of the Issuer.

“Required Currency” shall have the meaning set forth in Section 13.13.

“Responsible Officer” when used with respect to a Trustee, means any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” has the meaning stated in the recital of this Indenture, and more particular means any Securities that have been authenticated and delivered under this Indenture.

“Senior Indebtedness” means all Indebtedness of the Issuer which does not constitute Subordinated Indebtedness.

“Series” means a separate series of Securities issued pursuant to this Indenture and a related Officer’s Certificate of the Issuer which series may be divided into two or more classes, as provided in such Officer’s Certificate.

“sinking fund payment date” shall have the meaning set forth in Section 11.05.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security on which the principal of such Security or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” at any time means:

(i)	the liability of the Issuer in respect of the principal of and premium, if any, and interest on the Securities and the debentures under the Existing Trust Indentures,

(ii)	any Indebtedness which, pursuant to the terms of the instrument evidencing or creating such Indebtedness, is expressed to be subordinate in right of payment to other Indebtedness of the Issuer in the same manner and to the same extent as the Securities and the debentures under the Existing Trust Indentures, and

(iii)	any Indebtedness which, pursuant to the terms of the instrument evidencing or creating such Indebtedness, is expressed to be junior in right of payment to the Securities and the debentures under the Existing Trust Indentures and to all other Indebtedness to which the Securities and the debentures under the Existing Trust Indentures are subordinated in right of payment.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of bodies corporate, including banks, issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means (i) the applicable provisions of the Bank Act (Canada) and any statute that may be substituted therefor as from time to time amended, and any other statute of Canada or a province thereof, and of regulations under any such statute, and (ii) the Trust Indenture Act. Obligations conferred on the Canadian Trustee by application of any Trust Indenture Legislation shall mean such Trust Indenture Legislation as is applicable to the Canadian Trustee.

“Trustee” or “Trustees” means the Persons identified as the “Canadian Trustee” and the “U.S. Trustee” in the first paragraph hereof and, subject to the provisions of Article VI, shall also include any successor of either Trustee or both pursuant to Section 6.10 or Section 6.12, and thereafter “Trustee” or “Trustees” shall mean or include each Person who is then a trustee hereunder.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” shall have the meaning set forth in Section 10.01(a).

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to Section 6.10, and thereafter “U.S. Trustee” shall mean such successor Person. If at any time there is more than one such Person, “U.S. Trustee” as used with respect to the Securities of any Series shall mean the U.S. trustee with respect to the Securities of such Series.

“Writing” shall have the meaning set forth in Section 6.15.

“Yield to Maturity,” in the case of Original Issue Discount Securities, means the yield to maturity on a Series of such Securities, calculated at the time of issuance of such Series, or, if applicable, at the most recent redetermination of interest on such Series, and calculated in accordance with accepted financial practice.

ARTICLE II

SECURITIES

Section 2.01. Forms Generally. The Securities of each Series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to rather than set forth in a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons.

The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

Section 2.02. Form of Trustee’s Certificate of Authentication. Either Trustee’s certificate of authentication (or both Trustees’ certificates of authentication, as the case may be) on all Securities shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION as U.S. Trustee

By:
Authorized Signer

Dated:

OR

COMPUTERSHARE TRUST COMPANY OF CANADA as Canadian Trustee

By:
Authorized Signer

Dated:

If at any time there shall be an Authenticating Agent appointed with respect to any Series of Securities pursuant to Section 6.14, then a Trustee’s certificate of authentication to be borne by the Securities of each such Series shall be substantially as follows:

This is one of the Securities referred to in the within-mentioned Indenture.

as Authenticating Agent

By:
Authorized Signer

Dated:

Section 2.03. Amount Unlimited; Issuable in Series; Ranking of the Securities; Terms of the Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities are unsecured subordinated obligations of the Issuer for purposes of the Bank Act (Canada). The Securities may be issued in one or more Series and, in the event of the insolvency or winding up of the Issuer, each such Series shall rank equally and pari passu in right of payment with all other Securities and debentures issued under the Existing Trust Indentures. There shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in a Board Resolution, in an Officer’s Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any Series:

(a) the title of the Securities of the Series, including CUSIP numbers, which shall distinguish the Securities of the Series from the Securities of all other Series;

(b) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.11, 8.05 or 11.03);

(c) if other than Dollars, the coin or currency in which the Securities of that Series are denominated (including, but not limited to, any Foreign Currency);

(d) the date or dates on which the principal of or other amounts due under the Securities of the Series is payable or the method by which such date or dates shall be determined;

(e) the rate or rates at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) the place or places where the principal of, any interest on or other amounts due under the Securities of the Series shall be payable (if other than as provided in Section 3.02);

(g) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the Series may be so redeemed, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the Series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of US$1,000 and any integral multiple thereof in the case of Registered Securities, or US$1,000 and US$5,000 in the case of Unregistered Securities, the denominations in which Securities of the Series shall be issuable;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity thereof;

(k) if other than the coin or currency in which the Securities of that Series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such Series shall be payable;

(l) if the principal of, interest on or other amounts payable under, if any, the Securities of such Series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if the amount of payments of principal of and/or interest on, or other amounts payable under, the Securities of the Series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the Series are denominated, or with reference to any currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which such amounts shall be determined;

(n) the terms and conditions, if any, upon which the Securities of such Series may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities (whether or not issued by, or the obligation of, the Issuer), instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing;

(o) whether the Securities of the Series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Unregistered Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Unregistered Securities of any Series may be exchanged for Registered Securities of such Series and vice versa;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the Series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(q) if the Securities of such Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(r) any Trustees, Depositaries, Authenticating Agents, Paying Agents, or any other agents with respect to the Securities of such Series;

(s) any other events of default or covenants with respect to the Securities of such Series; and

(t) any other terms of the Series.

All Securities of any one Series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution, such Officer’s Certificate or in any such indenture supplemental hereto.

Section 2.04. Authentication and Delivery of Securities. The Issuer may deliver Securities of any Series having attached thereto appropriate Coupons, if any, executed by the Issuer to either Trustee or both Trustees for authentication together with the applicable documents referred to below in this Section, and such Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to such Trustee and to such recipients as may be specified from time to time by an Issuer Order. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the applicable Trustee shall be provided with (in the case of subparagraphs 2.04(ii), 2.04(iii) and 2.04(iv) below only at or before the time of the first request of the Issuer to such Trustee to authenticate Securities of such Series) and (subject to Section 6.01) shall be fully protected in relying upon, unless and until such documents have been superceded or revoked:

(i) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities and Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Securities of a Series subject to a Periodic Offering, (a) such Issuer Order may be delivered by the Issuer to such Trustee prior to the delivery to the applicable Trustee of such Securities for authentication and delivery, (b) the applicable Trustee shall authenticate and deliver Securities of such Series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such Series, pursuant to an Issuer Order or pursuant to procedures acceptable to such Trustee as may be specified from time to time by an Issuer Order and (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such Series (including Redemption Notice Periods) shall be determined by an Issuer Order or pursuant to such procedures;

(ii) any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities and Coupons, if any, were established;

(iii) an Officer’s Certificate setting forth the form or forms and terms of the Securities and Coupons, if any, stating that the form or forms and terms of the Securities and Coupons, if any, have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the applicable Trustee may reasonably request; and

(iv) at the option of the Issuer, either an Opinion of Counsel, or a letter addressed to the applicable Trustee permitting it to rely on an Opinion of Counsel, substantially to the effect that:

A.	the forms of the Securities and Coupons, if any, have been duly authorized and established in conformity with the provisions of this Indenture;

B.	the terms of the Securities have been duly authorized and established in conformity with the provisions of this Indenture, or if certain terms of the Securities are to be established pursuant to procedures set forth in an Issuer Order, a Board Resolution, an Officer’s Certificate or a supplemental indenture in accordance with this Indenture, when such terms are established in accordance with such procedures, all such terms will have been duly authorized by the Issuer and will have been established in conformity with the provisions of this Indenture;

C.	when the Securities and Coupons, if any, have been executed by the Issuer and authenticated by such Trustee in accordance with the provisions of this Indenture and delivered to and duly paid for by the purchasers thereof, they will have been duly issued under this Indenture and will be valid and binding obligations of the Issuer, enforceable in accordance with their respective terms; and

D.	that authentication and delivery of the Securities by the Trustee in accordance with the provisions of this Indenture will not violate the terms of this Indenture nor cause an Event of Default, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities have been complied with;

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the applicable Trustee), in which case the opinion shall state that such counsel believes they and the Trustee are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Officers of the Issuer and certificates of public officials.

Each Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if such Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if such Trustee in good faith by a trust committee of Responsible Officers of such Trustee shall determine that such action would expose such Trustee to personal liability to existing Holders or would affect such Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Securities of a Series are to be issued in the form of one or more Registered Global Securities, then the Issuer shall execute and either Trustee shall, in accordance with this Section and the Issuer Order with respect to such Series, authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such Series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by such Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.05. Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by an Officer or, if applicable, Coupons, which Securities or Coupons may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such Officers. Minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by either Trustee.

In case any Officer of the Issuer who shall have signed any of the Securities or Coupons, if any, shall cease to be such Officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by either Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such Officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper Officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an Officer.

On the date of the execution and delivery of this Indenture, the Issuer shall deliver to the Trustee an Officers’ Certificate as to the incumbency and specimen signatures of officers authorized to give instructions under this Section and, as long as Securities are outstanding under this Indenture, shall deliver a similar Officer’s Certificate each year on the anniversary of the date of the first such Officer’s Certificate. The Trustee may conclusively rely on the documents delivered pursuant to this Section and Section 2.04 hereof (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Securities delivered hereunder, and the form thereof, and as to the authority of the instructing officers referred to in this Section so to act.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a Trustee’s certificate of authentication substantially in the form set forth in Section 2.02, executed by either Trustee by the manual signature of one of its authorized Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Security to which such Coupon appertains shall have been duly executed by either Trustee. The execution of such certificate by either Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities of each Series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, with respect to the Registered Securities of any Series, if not so established, in denominations of US$1,000 and any integral multiple thereof. If denominations of Unregistered Securities of any Series are not so established, such Securities shall be issuable in denominations of US$1,000 and US$5,000. The Securities of each Series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Issuer executing the same may determine with the approval of either Trustee, as evidenced by the execution and authentication thereof.

Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer referred to in Section 2.03. The Securities of each Series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Registered Security of any Series is registered at the close of business on any record date applicable to a particular Series with respect to any interest payment date for such Series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such Series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Registered Securities for such Series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any Series shall mean the date specified as such in the terms of the Registered Securities of such Series established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Issuer shall cause to be kept at the Corporate Trust Office of each Trustee, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Registered Securities and of transfers of Registered Securities. Each Trustee is hereby appointed Security Registrar for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and either Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same Series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount. Unregistered Securities (except for any temporary global Unregistered Securities) and Coupons (except for Coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any Series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such Series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Securities of any Series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any Series may be exchanged for Registered Securities of such Series having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any Series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such Series having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 or as specified pursuant to Section 2.03, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Securities of any Series may not be exchanged for Unregistered Securities of such Series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and either Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by either Trustee and such Trustee will deliver a certificate of disposition thereof to the Issuer.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustees) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and either Trustee duly executed by the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any Series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such Series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Securities, in whole or in part, except, in the case of any Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a Series may not be transferred except as a whole by the Depositary for such Series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Securities of a Series represented by one or more Registered Global Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Securities or if at any time the Depositary for such Registered Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Securities. If a successor

Depositary eligible under Section 2.04 for such Registered Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Securities be represented by one or more Registered Global Securities shall no longer be effective and the Issuer will execute, and either Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities in exchange for such Registered Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Securities of any Series issued in the form of one or more Registered Global Securities shall no longer be represented by a Registered Global Security or Securities. In such event the Issuer will execute, and either Trustee, as applicable, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such Series, will authenticate and deliver, Securities of such Series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Security or Securities representing such Registered Securities, in exchange for such Registered Global Security or Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Securities represented by a Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Securities of the same Series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and either Trustee shall authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Registered Security or Securities of the same Series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(ii) to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause 2.08(a) (i) above.

Upon the exchange of a Registered Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Security shall be cancelled by either Trustee or an agent of the Issuer or either Trustee. Securities in definitive registered form without coupons issued in exchange for a Registered Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct either Trustee or an agent of the Issuer or either Trustee. Such Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any such transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any Series of Securities to the contrary, none of the Issuer, the Trustees or any agent of the Issuer or the Trustees (any of which, other than the Issuer, shall rely on an Officer’s Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security, or any Registered Security for an Unregistered Security, if such exchange would be likely to result in adverse U.S. or Canadian federal income tax consequences to the Issuer (such as, for example, the inability of the Issuer to deduct from its income, as computed for U.S. or Canadian federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable U.S. or Canadian federal income tax laws or the loss of an exemption from the application of Canadian withholding tax in respect of amounts paid on the Security in question.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any Officer of the Issuer, either Trustee shall authenticate and deliver a new Security of the same Series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to either Trustee and any agent of the Issuer or either Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security and related Coupons to such Trustee or such agent. The applicant for a replacement Security or Coupon shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Security or Coupon so lost, destroyed or stolen as shall be satisfactory to each of the Issuer and the Trustee in their discretion, and such applicant shall also furnish an indemnity and surety bond, in amount and form satisfactory to each of the Issuer and the Trustee in their discretion, and shall pay the reasonable charges and expenses of the Issuer and the Trustee in connection therewith. Any instructions by the Issuer to the Trustee under this section shall include such indemnity for the protection of the Trustee as the Trustee may reasonably require.

Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees or their agent) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustees and any agent of the Issuer or the Trustees such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustees and any agent of the Issuer or the Trustees evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security or Coupon of any Series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such Series duly authenticated and delivered hereunder. All Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Disposition Thereof. The Issuer may deliver Securities for cancellation at any time. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or either Trustee or any agent of either Trustee, shall be delivered to either Trustee or its agent for cancellation or, if surrendered to either Trustee, shall be cancelled by such Trustee; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The applicable Trustee or its agent shall dispose of cancelled Securities and Coupons held by it and deliver a certificate of disposition to the Issuer upon its written request therefor. If the Issuer or its agent shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to either Trustee or its agent for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any Series, the Issuer may execute and either Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to such Trustee). Temporary Securities of any Series shall be issuable as Registered Securities without coupons, or as Unregistered Securities with or without coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of either Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by either Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such Series and thereupon temporary Registered Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and, in the case of Unregistered Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.03, and either Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series an equal aggregate principal amount of definitive Securities of the same Series having authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series, unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any Series that may be established pursuant to Section 2.03 (including any provision that Unregistered Securities of such Series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Unregistered Securities of such Series would be issued in exchange for such temporary global Unregistered Security).

Section 2.12. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustees shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect or omission of such numbers. The Issuer will promptly notify the Trustees in writing of any change in the “CUSIP” numbers.

Section 2.13. Rights of Securityholders.

Except insofar as pertains to any definitive Securities, any Trustee may for all purposes (including the making of payments due on the Securities and the giving of notice to Securityholders) deal with the applicable Depositary as the authorized representative of the beneficial owners with respect to the Securities for the purposes of exercising the rights of Securityholders. The rights of beneficial owners with respect to the Securities shall be limited to those established by law and agreements between such beneficial owners and the applicable Depositary and the applicable Depositary participants. Requests and directions from, and votes of, the applicable Depositary as Securityholder of the Securities shall not be deemed inconsistent if they are made with respect to different beneficial owners. The Trustee may make reasonable rules for action by or at a meeting of Holders.

ARTICLE III

COVENANTS OF THE ISSUER

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such Series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in the Coupons, if any, appertaining thereto and in this Indenture. The interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Unregistered Security provides that interest thereon may be paid while such Security is in temporary form, the interest on any such temporary Unregistered Security (together with any additional amounts payable pursuant to the terms of such Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.03. The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Amounts properly withheld under the Code or the Income Tax Act (Canada) by any Person from a payment to any Holder of interest and/or principal shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

Section 3.02. Offices for Payments, etc.

So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in New York, New York, an office or agency where the Registered Securities of each Series may be presented for payment, where the Securities of each Series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.03 and where the Registered Securities of each Series may be presented for registration of transfer as in this Indenture provided.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such Series are listed) where the Unregistered Securities, if any, of each Series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any Series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in New York, New York if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in New York, New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any Series, the Coupons appertaining thereto or this Indenture may be served.

The Issuer will give to the Trustees written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in New York, New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of either Trustee.

The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a Series and any Coupons appertaining thereto may be presented for payment, where the Securities of that Series may be presented for exchange as provided in this Indenture and pursuant to Section 2.03 and where the Registered Securities of that Series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustees prompt written notice of any such designation or rescission thereof.

Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of the U.S. Trustee or the Canadian Trustee, will appoint, in the manner provided in Section 6.10, a successor Trustee, so that there shall at all times be a U.S. Trustee and a Canadian Trustee with respect to each Series of Securities hereunder; provided, however, that if a Canadian Trustee under the Indenture is no longer required under the Trust Indenture Legislation, or the Issuer obtains an exemption from such requirements for purposes of the Indenture, then the Issuer may remove the Canadian Trustee or the U.S. Trustee, as applicable, pursuant to Section 6.10.

Section 3.04. Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than a Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustees an instrument in which such agent shall agree with the Trustees, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such Series) in trust for the benefit of the Holders of the Securities of such Series, or Coupons appertaining thereto, if any, or of the Trustees,

(b) that it will give the Trustees notice of any failure by the Issuer (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and

(c) that it will pay any such sums so held in trust by it to either Trustee upon such Trustee’s written request at any time during the continuance of the failure referred to in clause 3.04(b) above.

The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such Series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is a Trustee) the Issuer will promptly notify the Trustees of any failure to take such action.

If the Issuer shall act as its own Paying Agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustees of any failure to take such action.

Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities hereunder, or for any other reason, pay or cause to be paid to either Trustee all sums held in trust for any such Series by the Issuer or any Paying Agent hereunder as required by this Section, such sums to be held by such Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.

Section 3.05. Written Statement to Trustees. The Issuer will furnish to the Trustees on or before March 31, in each year (beginning with March 31, 2017) a brief certificate (which need not comply with Section 13.06) from any Officer authorized to execute an Officer’s Certificate stating that in the course of the performance by the signer of his duties as an Officer of the Issuer, such Officer would normally have knowledge of any default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Indenture, stating whether or not such Officer has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

Section 3.06. Branch, Agency or Office. The Issuer may make and receive payments or deliveries in respect of any Security of any Series through any of its branches, agencies or offices and the branch, agency or office through which it makes and receives payments or deliveries in respect of the Securities of any Series will be specified as contemplated by Section 2.03.

(a) If the Issuer issues Securities of any Series through a branch, agency or office other than its head or home office, the Issuer represents that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of the Issuer, the obligations of the Issuer in respect of such Securities are the same as if it had issued such Securities through its head or home office. This representation will be deemed to be repeated by the Issuer on each date on which Securities are issued.

(b) The Issuer may not change the branch, agency or office through which it makes and receives payments or deliveries for the purpose of any Series of Securities other than in compliance with Article VII hereof.

Section 3.07. Foreign Issuer Status. The Issuer covenants that, in the event that it shall begin, or cease, to file as a “Foreign Private Issuer” as defined under Rule 405 of the U.S. Securities and Exchange Commission, the Issuer shall promptly deliver to the Trustee an Officers’ Certificate (in a form provided by the Trustee) certifying whether the Issuer is required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and other information as the Trustee may require at such given time.

ARTICLE IV

SECURITYHOLDERS LISTS AND

REPORTS BY THE ISSUER AND THE TRUSTEES

Section 4.01. Issuer to Furnish Trustees Information as to Names and Addresses of Securityholders. If and so long as the Trustees shall not be the Security Registrar for the Securities of any Series, the Issuer and any other obligor on the Securities will furnish or cause to be furnished to the Trustees a list in such form as the Trustees may reasonably require of the names and addresses of the Holders of the Registered Securities of such Series pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of interest on such Registered Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Securities in each year, and (b) at such other times as the Trustees may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.02. Preservation and Disclosure of Securityholders Lists. The Trustees shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustees as provided in Section 4.01 and the names and addresses of Holders received by the Trustees in their capacity as Security Registrar. The Trustees may destroy any list furnished to them as provided in Section 4.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustees, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustees that the Issuer, the Trustees and their agents shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 4.03. Reports by the Issuer. The Issuer covenants to file with the Trustees, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act.

Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officer’s Certificates).

Section 4.04. Reports by the Trustees. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before July 15, in each year beginning July 15, 2017, as provided in Section 313(c) of the Trust Indenture Act, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustees no more than 60 days prior thereto.

ARTICLE V

REMEDIES OF THE TRUSTEES AND

SECURITYHOLDERS ON EVENT OF DEFAULT

Section 5.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default” with respect to Securities of any Series wherever used herein, means the happening of any one or more of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

if the Issuer shall become insolvent or bankrupt or subject to the provisions of the Winding-up Act and Restructuring Act (Canada), or any statute hereinafter enacted in substitution therefore, as such statute, or substituted statute, may be amended from time to time, or if the Issuer goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or otherwise acknowledges its insolvency (provided that a resolution or order for the winding-up of the Issuer with a view to its reconstruction or its consolidation, amalgamation or merger with another Person or the transfer of its assets as an entirety to such other Person, as provided in Article IX hereof, shall not constitute an event of default under this Section 5.01 if such last-mentioned Person shall, as a part of such reconstruction, consolidation, amalgamation, merger or transfer, and, within 90 days from the passing of the resolution or the date of the order or within such further period of time as may be allowed by the Trustees, comply with the conditions to that end stated in Article IX hereof); or

(b)	any other Event of Default provided in the applicable Board Resolution or in the supplemental indenture under which such Series of Securities is issued or in the form of Security for such Series, as the case may be;

If an Event of Default occurs and is continuing, then and in each and every such case, except for any Series of Securities the principal of which shall have already become due and payable, either Trustee may in its discretion and shall upon the request in writing of the Holders of not less than 25% in aggregate principal amount of the Securities of all affected Series then Outstanding hereunder (treated as one class) by notice in writing to the Issuer (and to the Trustees if given by Securityholders), may declare the entire principal (or such other amount as may be specified in the terms of such Securities) of all Securities of all such affected Series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or such other amount as may be specified in the terms thereof) of the Securities of any Series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with either Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such Series (or of all the Securities, as the case may be) and the principal of any and all Securities of each such Series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such Series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustees and each predecessor Trustee, their agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee except as determined to have been caused by their own negligence or willful misconduct, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of each such Series, or of all the Securities, in each case voting as a single class, then Outstanding, by written notice to the Issuer and to the Trustees, may waive all defaults with respect to each such Series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Securities.

Section 5.02. Collection of Indebtedness by Trustees; Trustees May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of either Trustee, the Issuer will pay to such Trustee for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustees and each predecessor Trustee, their respective agents, attorneys and counsel, and any reasonable expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee except as determined to have been caused by their own negligence or willful misconduct.

Until such demand is made by a Trustee, the Issuer may pay the principal of and interest on the Securities of any Series to the registered holders, whether or not the Securities of such Series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, either Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under any applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustees, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to take any and all necessary actions authorized under the Trust Indenture Act in order that claims of the Holders and the Trustees shall be allowed in any such proceeding.

Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustees to vote in respect of the claim of any Securityholder in any such proceeding except to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities of any Series or Coupons appertaining to such Securities, may be enforced by either Trustee without the possession of any of the Securities of such Series or Coupons appertaining to such Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by either Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustees, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities or Coupons appertaining to such Securities in respect of which such action was taken.

In any proceedings brought by a Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which such Trustee shall be a party) the applicable Trustee shall be held to represent all the Holders of the Securities or Coupons appertaining to such Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities or Coupons appertaining to such Securities parties to any such proceedings.

Section 5.03. Application of Proceeds. Any moneys collected by a Trustee pursuant to this Article in respect of any Series shall be applied in the following order at the date or dates fixed by the Trustees and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and Coupons appertaining to such Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such Series in respect of which monies have been collected, including reasonable compensation in accordance with Section 6.06 to the Trustees and each predecessor Trustee and their respective agents and attorneys and of all reasonable expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee except as a result of negligence or willful misconduct;

SECOND: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by a Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by a Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer.

Section 5.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, either Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as such Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustees by this Indenture or by law.

Section 5.05. Restoration of Rights on Abandonment of Proceedings. In case either Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Trustee, then and in every such case the Issuer and the Trustees shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustees and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06. Limitations on Suits by Securityholders. No Holder of any Security of any Series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder unless such Holder previously shall have given to the Trustees written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of each affected Series then Outstanding (treated as a single class) shall have made written request upon the Trustees to institute such action or proceedings in either Trustee’s own name as trustee hereunder and shall have offered to the Trustees such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustees for 60 days after their receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustees pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustees, that no one or more Holders of Securities of any Series or Coupons appertaining to such Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons appertaining to such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series and Coupons appertaining to such Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustees shall be entitled to such relief as can be given either at law or in equity.

Section 5.07. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders of Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustees or of any Holder of Securities or Coupons to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustees or to the Holders of Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustees or by the Holders of Securities or Coupons.

Section 5.09. Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with all such Series treated a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.01) the Trustees shall have the right to decline to follow any such direction if the Trustees, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustees in good faith by a trust committee of trustees or Responsible Officers of the Trustees shall determine that the action or proceedings so directed would involve the Trustees in personal liability or if the Trustees in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustees shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustees in their discretion to take any action deemed proper by the Trustees and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10. Waiver of Past Defaults. Prior to the acceleration of the maturity of any Securities as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of all Series at the time Outstanding with respect to which an event of default shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Securities waive any past default or Event of Default described in Section 5.01 and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustees and the Holders of all such Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11. Trustees to Give Notice of Default; But May Withhold in Certain Circumstances. The Trustees shall, within 90 days after the occurrence of a default with respect to the Securities of any Series, give notice of all defaults with respect to that Series known to the Trustees (i) if any Unregistered Securities of a Series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustees within the two years preceding the notice at such addresses as were so furnished to the Trustees and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by an Authorized Publication, and (ii) if any Registered Securities of a Series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each Series affected at their addresses as they shall appear on the registry books, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby deemed to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series, or in the payment of any sinking fund installment on such Series, the Trustees shall be protected in withholding such notice if and so long as a trust committee of trustees and/or Responsible Officers of the Trustees in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series.

Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against a Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by a Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series, or, in the case of any suit relating to or arising under clause 5.01(a), 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.

Section 5.13. Bank Act Limitation on Payment. If any provisions (herein referred to as “Early Payment Restrictions”) contained, from time to time, in the Bank Act (Canada) or in any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent of Financial Institutions Canada in relation thereto shall limit the right of the Issuer to repay the principal amount of the Securities on or before a date prescribed by Early Payment Restrictions, Sections 5.01, 5.02, 5.04, 5.06 and 5.07 shall be subject to such Early Payment Restrictions; provided that so long as any Early Payment Restriction shall be applicable to any Securities, the Trustees shall take such action as shall not be precluded by the Early Payment Restrictions and as they shall deem appropriate, or as they shall be directed to take by the Holders pursuant to Section 5.09 to preserve and protect the interests of Holders of Securities then outstanding to which the Early Payment Restrictions are applicable and to obtain or collect all amounts to which they may be entitled and to distribute the same to them at the earliest time permitted by the Early Payment Restrictions, such action to include, without limitation, the filing and proving of claims with respect to the Securities then outstanding to which the Early Payment Restrictions are applicable in any insolvency or winding up proceedings relating to the Issuer and the enforcement of such claims on behalf of the Holders of such Securities.

ARTICLE VI

CONCERNING THE TRUSTEES

Section 6.01. Duties and Responsibilities of the Trustees; During Default; Prior to Default. With respect to the Holders of any Series of Securities issued hereunder, the Trustees, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) the Trustees shall exercise with respect to such Series of Securities such of the rights and powers vested in them by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

No provision of this Indenture shall be construed to relieve a Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

(i) the duties and obligations of the Trustees with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(ii) in the absence of bad faith on the part of a Trustee, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to such Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof;

(b) each Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts; and

(c) each Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture.

The obligation of the Trustees to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustees or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustees, sufficient funds to commence or continue such act, action or proceeding and an indemnity satisfactory to the Trustees to protect and hold harmless the Trustees and their officers, directors, employees and agents against the expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except such as may arise from its negligence or willful misconduct.

None of the provisions contained in this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties or in the exercise of any of their rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to them.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Whether or not herein expressly provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Certain Rights of the Trustees. In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a) each Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustees by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c) each Trustee may consult with counsel or obtain advice from legal counsel employed or appointed by it who may, but need not be, legal counsel of the Issuer and any advice of legal counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel. The cost of such services shall be added to and be a part of the Trustee’s expenses;

(d) neither Trustee shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to such Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) neither Trustee shall be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, neither Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all Series affected then Outstanding; provided that, if the payment within a reasonable time to a Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such Trustee, not reasonably assured to such Trustee by the security afforded to it by the terms of this Indenture, such Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by a Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;

(g) each Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and such Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) whenever in the administration of this Indenture either Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(i) the Trustees shall not be deemed to have knowledge of any default or Event of Default except any default or Event of Default of which a Responsible Officer of either Trustee shall have received written notification (and such notice references the Securities and this Indenture) or obtained actual knowledge; and

(j) in no event shall a Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k) the rights, privileges, protections, immunities and benefits given to each Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, such Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 6.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except a Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustees assume no responsibility for the correctness of the same. The Trustees make no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustees shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

Section 6.04. Trustee and Agents May Hold Securities or Coupons; Collections, etc. Each Trustee or any agent of the Issuer or a Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not a Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not a Trustee or such agent.

Section 6.05. Moneys Held by Trustee. Subject to the provisions of Section 10.04 hereof, all moneys received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustees nor any agent of the Issuer or a Trustee shall be under any liability for interest on any moneys received by any such Person hereunder except such as such Person may agree with the Issuer to pay thereon.

Section 6.06. Compensation and Indemnification of Trustees and Their Prior Claim. The Issuer covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse each Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Issuer also covenants to fully indemnify each Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 6.06), defending itself against or investigating any claim (whether asserted by any Holder or the Issuer), or liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify each Trustee and each predecessor Trustee and to pay or reimburse each Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim and lien to that of the Securities upon all property and funds held or collected by the Trustees as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim.

When a Trustee incurs expenses or renders services after the occurrence of a default specified in Section 5.01(a), the expenses and the compensation for the services rendered (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy, insolvency or of similar law.

Section 6.07. Right of Trustees to Rely on Officer’s Certificate, etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture a Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of such Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to such Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of such Trustee, shall be full warrant to such Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.08. Conflicting Interests. If a Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, such Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, a Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series.

Section 6.09. Persons Eligible for Appointment as Trustee. The U.S. Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least US$15,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section, the U.S. Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

For so long as required by the Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section 6.09, it shall, subject to applicable requirements of the Trust Indenture Legislation, resign immediately in the manner and with the effect hereinafter specified in Section 6.10.

The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

(a) A Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Issuer and (i) if any Unregistered Securities of a Series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) by mail to such Holders who have filed their names and addresses with the Trustees within the two years preceding the notice at such addresses as were so furnished to the Trustees and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by an Authorized Publication, and (ii) if any Registered Securities of a Series affected are then Outstanding, by mailing notice of such resignation to the Holders of then Outstanding Registered Securities of each Series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) either Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any Series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months; or

(ii) either Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii) either Trustee shall become incapable of acting with respect to any Series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of such Trustee or of its property shall be appointed, or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove such Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months or the Trustee being removed may at the expense of the Issuer on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the applicable Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the applicable Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each Series at the time outstanding may at any time remove a Trustee with respect to Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of a Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

(e) If a Canadian Trustee under this Indenture is no longer required by the Trust Indenture Legislation, then the Issuer by a Board Resolution, may remove the Canadian Trustee after giving 30 days’ notice to Holders.

Section 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any Series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor to the U.S. Trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(a) of the Trust Indenture Act and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof (i) if any Unregistered Securities of a Series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustees within the two years preceding the notice at such addresses as were so furnished to the Trustees and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by an Authorized Publication, and (ii) if any Registered Securities of a Series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Securities of each Series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which a Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of a Trustee, shall be the successor of such Trustee hereunder, provided that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to a Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to a Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of a Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Preferential Collection of Claims Against the Issuer. If and when a Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), such Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent. As long as any Securities of a Series remain Outstanding, the Trustees may, by an instrument in writing, appoint with the approval of the Issuer an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustees to authenticate Securities, including Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Securities of each such Series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by a Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Securities of any Series by a Trustee or to a Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such Series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, the Province of Ontario or the federal laws of Canada or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$15,000,000 (determined as provided in Section 6.09 with respect to the U.S. Trustee) and subject to supervision or examination by Federal or State authorities.

Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all Series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of either Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustees and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more Series of Securities, the Trustees shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Securities of such Series in the manner and to the extent provided in Section 13.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such Series from time to time reasonable compensation. The Authenticating Agent for the Securities of any Series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustees.

Sections 6.01, 6.02, 6.03, 6.04, 6.06 and 7.03 shall be applicable to any Authenticating Agent.

Section 6.15. Joint Trustees. The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee individually, except to the extent the Trustees are required under Trust Indenture Legislation to perform such acts jointly, and neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion, Board

Resolution or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to any of the U.S. Trustee or the Canadian Trustee shall be deemed for all purposes of this Indenture as delivery of such Writing to the Trustees. Each such Trustee in receipt of such Writing shall notify such other Trustee of its receipt of such Writing within three Business Days of such receipt, provided, however, that any failure of such Trustee in receipt of such Writing to so notify such other Trustee shall not be deemed as a deficiency in the delivery of such Writing to the Trustees.

ARTICLE VII

CONCERNING THE SECURITYHOLDERS

Section 7.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustees and the Issuer, if made in the manner provided in this Article.

Section 7.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Security of any Series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustees, if such certificate shall be deemed by the Trustees to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such Series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more Series specified therein. The holding by the Person named in any such certificate of any Unregistered Securities of any Series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or (2) the Security of such Series specified in such certificate shall be produced by some other Person, or (3) the Security of such Series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.01 and 6.02, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any Series held by the Person so executing such instrument and the amount and numbers of any Security or Securities for such Series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustees for such Series or in any other manner which the Trustees for such Series may deem sufficient.

(b) In the case of Registered Securities, the ownership of such Securities shall be proved by the Security register or by a certificate of the Security Registrar.

The Issuer may set a record date for purposes of determining the identity of Holders of Registered Securities of any Series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustees, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Registered Securities of any Series, only Holders of Registered Securities of such Series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 7.03. Holders to Be Treated as Owners. The Issuer, the Trustees and any agent of the Issuer or the Trustees may deem and treat the Person in whose name any Registered Security shall be registered upon the Security register for such Series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes (other than with respect to determining entitlement to additional amounts); and neither the Issuer nor the Trustees nor any agent of the Issuer or the Trustees shall be affected by any notice to the contrary. The Issuer, the Trustees and any agent of the Issuer or the Trustees may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes (other than with respect to determining entitlement to additional amounts) and neither the Issuer, the Trustees, nor any agent of the Issuer or the Trustees shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Unregistered Security or Coupon.

Section 7.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustees shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of a Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right so to act with respect to such Securities and that the pledged, is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustees in accordance with such advice. Upon request of the Trustees, the Issuer shall furnish to the Trustees promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.01 and 6.02, the Trustees shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustees, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustees and the Holders of all the Securities affected by such action.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without Consent of Securityholders. The Issuer and the Trustees may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustees as security for the Securities of one or more Series any property or assets, subject to the requirements of the Bank Act (Canada);

(b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article IX;

(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustees shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustees upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under this Indenture or under any supplemental indenture as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons in any material respect;

(e) to establish the forms or terms of Securities of any Series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.03;

(f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;

(g) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more Series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; or

(h) to increase the minimum denomination of the Securities of any Series as permitted by the terms thereof.

The Trustees are hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustees shall not be obligated to enter into any such supplemental indenture which affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article VII) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all Series affected by such supplemental indenture (voting as one class), the Issuer and the Trustees may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a)(i) extend the Stated Maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or extend the time of payment of interest thereon or other amounts due thereunder, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions so as to adversely affect the terms or conditions upon which such Securities are convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing, including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 13.12 or 13.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, (x) modify the provisions of Article XII in a manner that would adversely affect in any material respect Securities of any one or more Series, or (b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Securities, or which modifies the rights of Holders of Securities of such Series, or of Coupons appertaining to such Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series or of the Coupons appertaining to such Securities.

Upon the request of the Issuer and upon the filing with the Trustees of evidence of the consent of the Holders of the Securities as aforesaid and other documents, if any, required by Section 7.01, the Trustees shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustees, relying on an opinion of counsel satisfactory to the Trustee, may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The Issuer may in its discretion determine whether or not any Securities of a Series would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Securities of such Series, whether theretofore or thereafter authenticated and delivered hereunder. The Issuer shall not be liable for any such determination made in good faith.

Promptly after the execution by the Issuer and the Trustees of any supplemental indenture pursuant to the provisions of this Section, the Trustees shall give notice thereof (i) if any Unregistered Securities of a Series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustees within the two years preceding the notice at such addresses as were so furnished to the Trustees and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by an Authorized Publication, and (ii) if any Registered Securities of a Series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Securities of each Series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustees, the Issuer and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04. Documents to Be Given to Trustees. The Trustees, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article VIII complies with the applicable provisions of, and is authorized or permitted by, this Indenture.

Section 8.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustees for such Series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustees shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustees and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by either Trustee and delivered in exchange for the Securities of such Series then Outstanding.

ARTICLE IX

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the Person which acquires by sale, lease or conveyance substantially all of the assets of the Issuer (if other than the Issuer) shall either (A) be one or more direct or indirect affiliates of the Issuer which are controlled by the Issuer or which are under common control with the Issuer or (B) expressly assume or guaranty the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustees, executed and delivered to the Trustees by such corporation, and (ii) the Issuer, such Person or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 9.02. Successor Corporation Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustees; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, either Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the Officers of the Issuer to such Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to such Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 9.03. Opinion of Counsel Delivered to Trustees. The Trustees, subject to the provisions of Sections 6.01 and 6.02, shall be provided with an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption; and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE X

SATISFACTION AND DISCHARGE

OF INDENTURE; UNCLAIMED MONEYS

Section 10.01. Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on and any other amounts due under all the Securities of any Series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities of such Series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 and other than Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by any Paying Agent and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.04) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to either Trustee for cancellation all Securities of any Series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities of such Series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any Series of Securities where the exact amount (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (B) below, (A) all the Securities of such Series and all unmatured Coupons appertaining thereto not theretofore delivered to either Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be deposited with either Trustee as trust funds the entire amount in cash (other than moneys repaid by either Trustee or any Paying Agent to the Issuer in accordance with Section 10.04) or, in the case of any Series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees, to pay (1) the principal, interest and other amounts on all Securities of such Series and Coupons appertaining thereto on each date that such principal or interest is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such Series; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities of such Series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustees hereunder, (v) the rights of the Holders of Securities of such Series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with either Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.02) and the Trustees, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustees for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustees for any services thereafter reasonably and properly rendered by the Trustees in connection with this Indenture or the Securities of such Series.

(b) The following provisions shall apply to the Securities of each Series unless specifically otherwise provided in an Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any Series of Securities the exact amounts (including the currency of payment) of principal of and interest due on which can be determined at the time of making the deposit referred to in clause (i) below, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of such a Series and the Coupons appertaining thereto on the 91st day after the date of the deposit referred to in clause (i) below, and the provisions of this Indenture with respect to the Securities of such Series and Coupons appertaining thereto shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Securities of such Series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (3) rights of Holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations, duties and immunities of the Trustees hereunder, (5) the rights of the Holders of Securities of such Series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with either Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.02) and the Trustees, at the expense of the Issuer, shall at the Issuer’s request, execute proper instruments acknowledging the same, if

(i) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with either Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such Series and Coupons appertaining thereto (A) cash in an amount, or (B) in the case of any Series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees, to pay (1) the principal, interest and other amounts due on all Securities of such Series and Coupons appertaining thereto on each date that such principal, interest or other amounts is due and payable and (2) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such Series;

(ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

(iii) the Issuer has delivered to the Trustees an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Securities of such Series and Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(iv) there exists no event or condition that, under the provisions described under Article XII, would prevent the Issuer from making payments of any principal, premium or interest on the Securities on the date of the deposit referred to in clause (i), or at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day); and

(v) the Issuer has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

(c) The Issuer shall be released from its obligations under Sections 3.06 and 9.01 with respect to the Securities of any Series, and any Coupons appertaining thereto, Outstanding on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of any Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Sections, whether directly or indirectly by reason of any reference elsewhere herein to such Sections or by reason of any reference in such Sections to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 5.01, but the remainder of this Indenture and such Securities and Coupons shall be unaffected thereby. The following shall be the conditions to application of this subsection (c) of this Section 10.01:

(i) The Issuer has irrevocably deposited or caused to be deposited with either Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such Series and Coupons appertaining thereto, (A) cash in an amount, or (B) in the case of any Series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustees, to pay (1) the principal, interest and other amounts due on all Securities of such Series and Coupons appertaining thereto and (2) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such Series.

(ii) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsection 5.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(iii) Such covenant defeasance shall not cause the Trustees to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities of the Issuer.

(iv) Such covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(v) Such covenant defeasance shall not cause any Securities then listed on any registered national securities exchange under the Exchange Act to be delisted.

(vi) Such covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under such Act or exempt from registration thereunder.

(vii) The Issuer shall have delivered to the Trustees an Opinion of Counsel to the effect that the Holders of the Securities of such Series and Coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(viii) The Issuer shall have delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

Section 10.02. Application by Trustees of Funds Deposited for Payment of Securities. Subject to Section 10.04, all moneys deposited with a Trustee (or other trustee) pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the particular Securities of such Series and of Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustees and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 10.04. Return of Moneys Held by Trustees and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to a Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by either Trustee for such Series or such Paying Agent, and the Holder of the Securities of such Series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the applicable Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the applicable Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any Series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any Series, shall at the expense of the Issuer give either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned if such Unregistered Securities are held only in global form or by an Authorized Publication, notice, that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustees against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations.

ARTICLE XI

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.03 for Securities of such Series.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any Series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, to such Holders of Securities of such Series at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Securities of such Series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustees within two years preceding such notice of redemption, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period to such Holders at such addresses as were so furnished to the Trustees (and, in the case of any such notice given by the Issuer, the Trustees shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Unregistered Securities shall be given in an Authorized Publication; provided that notice to Holders of Unregistered Securities held only in global form may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities are owned. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

The notice of redemption to each such Holder shall specify, the CUSIP number, if any, of the Securities to be redeemed, the principal amount of each Security of such Series held by such Holder to be redeemed, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a Series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any Series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustees in the name and at the expense of the Issuer.

By 11:00 a.m. (Toronto time) on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with either Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustees at least 65 days prior to the date fixed for redemption or at least five days prior to the first day of any applicable Redemption Notice Period an Officer’s Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a Series are to be redeemed, in the case of Registered Global Securities in accordance with the policies and procedures of the Depositary, and in the case of definitive securities, the Trustees shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. The Trustees shall promptly notify the Issuer in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustees, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and either Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such Series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustees at least 30 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

Section 11.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of the Securities of any Series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Issuer may at its option (a) deliver to either Trustee Securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to either Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustees at the sinking fund redemption price specified in such Securities.

On or before the 60th day next preceding each sinking fund payment date or the 30th day next preceding the last day of any applicable Redemption Notice Period relating to a sinking fund payment date for any Series, the Issuer will deliver to the Trustees an Officer’s Certificate (which need not contain the statements required by Section 13.06) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such Series and the basis for such credit, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustees in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustees shall be delivered for cancellation pursuant to Section 2.10 to the Trustees with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustees). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustees the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day or 30th day, if applicable, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such Series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed US$50,000 (or the equivalent thereof in any Foreign Currency) or a lesser sum in Dollars (or the equivalent thereof in any Foreign Currency) if the Issuer shall so request with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be US$50,000 (or the equivalent thereof in any Foreign Currency) or less and the Issuer makes no such request then it shall be carried over until a sum in excess of US$50,000 (or the equivalent thereof in any Foreign Currency) is available. The Trustees shall select, in the manner provided in Section 11.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustees at least 60 days prior to the sinking fund payment date or at least 30 days prior to the last day of any applicable Redemption Notice Period relating to a sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustees, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustees in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 11.02 (and with the effect provided in Section 11.03) for the redemption of Securities of such Series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the Stated Maturity of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

On or before each sinking fund payment date, the Issuer shall pay to either Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustees shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or give any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustees shall redeem or cause to be redeemed such Securities, provided that they shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE XII

SUBORDINATION OF SECURITIES

Section 12.01. Securities Subordinated to Senior Indebtedness. The Securities will constitute subordinated indebtedness of the Issuer within the meaning of the Bank Act (Canada) and, in the event of the insolvency or winding up of the Issuer, the indebtedness evidenced by the Securities ranks equally with and not prior to any debentures issued under the Existing Trust Indentures. The Issuer covenants and agrees and each Holder of any Security or Coupon, by his acceptance thereof, likewise covenants and agrees and shall be deemed conclusively to have covenanted and agreed, for the benefit of present and future Holders of deposit liabilities and of other Senior Indebtedness, anything in this Indenture to the contrary notwithstanding, that in the event of the insolvency or winding-up of the Issuer the indebtedness evidenced by the Securities is subordinate in right of payment to the prior payment in full of the deposit liabilities of the Issuer and of all other Senior Indebtedness, whether now outstanding or hereafter incurred, in accordance with the terms of such deposit liabilities and other Senior Indebtedness, and each Holder of any Security or Coupon by his acceptance thereof agrees to and shall be bound by the provisions of this Section 12.01.

Section 12.02. Other Rights of Securityholders Not Impaired. Nothing contained in this Article XII or elsewhere in this Indenture, or in the Securities, is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Securities or Coupons and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or in the Securities or Coupons prevent the Trustees or the Holder of any Security or Coupon from exercising all remedies otherwise permitted by this Indenture or, except as expressly limited hereby or by the Securities, by applicable law upon default under this Indenture or the

Securities, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any remedy.

Section 12.03. Further Assurances of Subordination. Each Holder of Securities or Coupons by his acceptance thereof authorizes and directs the Trustees in his behalf to take such action as may be necessary or appropriate further to assure the subordination as provided in this Article XII and appoints the Trustees his agent for any and all such purposes.

Section 12.04. Notice to Trustee of Facts Prohibiting Payments

Notwithstanding any of the provisions of this Article XII or any other provision of this Indenture, the Trustees shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of funds to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its Corporate Trust Division shall have received at the Corporate Trust Office written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any trustee therefor who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustees to be such a holder or trustee; and, prior to the receipt of such written notice, the Trustees, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided that if prior to the fifth business day preceding the date upon which by the terms hereof any such funds may become payable, or if prior to the third business day preceding the date of the execution of instruments pursuant to Article 12 acknowledging satisfaction and discharge of this Indenture, the Trustee shall not have received with respect to such funds the notice provided for in this Section 12.04, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it on or after such date; provided no such application shall affect the obligations under this Article XII of the Persons receiving such moneys from the Trustee.

Section 12.05. Application by Trustee of Moneys Deposited With It

Anything in this Indenture to the contrary notwithstanding, any deposit of a sum by the Issuer with the Trustee or any agent (whether or not in trust) for any payment of the principal of (and premium, if any) or interest on any Securities shall, except as provided in Section 12.04, be subject to the provisions of Section 12.01.

Section 12.06. Subrogation

Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to such Senior Indebtedness until the Securities shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XII or of payments over, pursuant to the provisions of this Article XII, to the holders of such Senior Indebtedness by the Holders of such Securities or the Trustee shall, as among the Issuer, its creditors other than the holders of such Senior Indebtedness, and the Holders of such Securities, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of such Securities, on one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 12.07. Subordination Rights Not Impaired by Acts or Omissions of Issuer or Holders of Senior Indebtedness

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee and without affecting the obligations of the Issuer, the Trustee or the Holders under this Article XII.

Section 12.08. Right of Trustees to Hold Senior Indebtedness

The Trustees shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustees of any of its rights as such holder.

Section 12.09. Not to Prevent Defaults (Including Events of Default)

The failure to make a payment pursuant to the terms of the Securities by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default (including an Event of Default, if any).

Section 12.10. Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification

The Trustees’ shall have rights to compensation, reimbursement of expenses and indemnification under Section 6.06 notwithstanding the existence of any Senior Indebtedness.

Section 12.11. Article Applicable to Paying Agents.

The terms “Trustee” or “Trustees” as used in this Article XII shall (unless the context shall otherwise require) be construed as extending to and including each Paying Agent, Authenticating Agent and Security Registrar appointed by the Issuer or the Trustee, as the case may be, and acting hereunder within its meaning as fully for all intents and purposes as if such

Paying Agent or Security Registrar were named in this Article XII in addition to the Trustees; provided that Section 12.04 and Section 12.08 shall not apply to the Issuer or any Affiliate of the Issuer if the Issuer or such Affiliate acts as Paying Agent or Security Registrar.

Section 12.12. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustees shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustees shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01. Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and the Coupons appertaining thereto.

Section 13.02. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities and Coupons. Nothing in this Indenture, in the Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities or Coupons, if any.

Section 13.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 13.04. Notices and Demands on Issuer, Trustees and Holders of Securities and Coupons. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustees) to The Toronto-Dominion Bank, TD Bank Tower, 12th Floor, Toronto-Dominion Centre, 66 Wellington Street West, Toronto, Ontario M5K 1A2, Canada, Attention: Vice President, Legal. Any notice, direction, request or demand by the Issuer or any Holder of Securities or Coupons to or upon the Trustees shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of either Trustee is filed by such Trustee with the Issuer) to and received by (i) Computershare Trust Company, National Association, 8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado, 80129, Attention: John Wahl or (ii) Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1, Attention: Manager, Corporate Trust Department.

Where this Indenture provides for notice to Holders of Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustees shall be deemed to be a sufficient giving of such notice.

Section 13.05. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Issuer (i) agrees that service of process upon the Issuer at The Toronto-Dominion Bank, New York Branch, with offices at 31 West 52nd Street, New York, New York, and written notice of said service to it (mailed or delivered to it at its principal office at the address specified in Section 13.04 shall be deemed in every respect effective service of process upon it in any such suit or proceeding arising out of or relating to the Securities or this Indenture that may be instituted in any Federal or State court in the Borough of Manhattan, The City of New York or brought under Federal or State securities laws or brought by either Trustee (whether in its individual capacity or in its capacity as a trustee hereunder), and (ii) submits to the non-exclusive jurisdiction of any such court in any such suit of proceeding.

To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture and the Securities to the extent permitted by law.

Section 13.06. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustees to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustees an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustees with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustees shall contain a statement that such firm is independent.

Section 13.07. Payments Due on Saturdays, Sundays or Holidays. If the date of maturity of interest on or principal of the Securities of any Series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 13.08. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 13.09. Governing Laws. This Indenture and each Security and Coupon shall be governed by, and construed in accordance with, the laws of the State of New York, except for Article XII, which shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 13.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 13.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.12. Securities in a Foreign Currency. Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any Series which are denominated in a coin or currency other than Dollars, then the principal amount of Securities of such Series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 13.12, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve

Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the U.S. Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the U.S. Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the U.S. Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 13.13. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the U.S. Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the U.S. Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Section 13.14. Force Majeure. In no event shall the Trustees be responsible or liable for any failure, hindrance, or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, governmental action or judicial order. Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

Section 13.15. Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification

Section 13.16. Anti-Money Laundering

A Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions, legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions, legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Issuer provided that (i) such Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to such Trustee’ s satisfaction within such 10-day period, then such resignation shall not be effective. Notwithstanding the foregoing, such resignation of the Trustee shall not be effective until its successor is appointed. Any resignation of the Trustee pursuant to this Section 14.16 shall be governed by the provisions, as applicable, set forth in Section 6.10 and shall become effective only upon the appointment of a replacement trustee in accordance therewith.

Section 13.17. Tax Withholding Obligations

For greater certainty, the Trustees shall, as directed by the Issuer, withhold, from any payment made to a Holder of a Security or Coupon pursuant to the terms of this Indenture, the amount of any applicable withholding taxes required to be withheld in respect of such payment, and the Trustee shall remit such withheld amounts to the appropriate governmental authority, as and when required. For the purposes of determining the appropriate withholdings to be made from any payment to be made to a Holder of a Security or Coupon, the Issuer and the Trustee agree to cooperate and to provide each other with any relevant information they have with respect to the Holders of the Securities or Coupons.

Section 13.18. FATCA

The Issuer agrees (i) to provide the Trustees with such reasonable information as it has in its possession to enable the Trustees to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (as used in this section only, “Applicable Law”), and (ii) that the Trustees shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law, for which the Trustees shall not have any liability.

Section 13.19. Electronic Communication

The Trustees agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustees shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give either Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.20. Waiver of Jury Trial

EACH OF THE ISSUER AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of [            ], 2016.

THE TORONTO-DOMINION BANK

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title: